Exhibit 99.1
For Immediate Release
June 25, 2007
CONTACT:
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
—FBOP DECIDES NOT TO PROCEED WITH INVESTMENT PROPOSAL IN DORAL FINANCIAL;
CURRENTLY PLANS TO VOTE FOR PROPOSED INVESTMENT TRANSACTION BETWEEN DORAL
FINANCIAL AND DORAL HOLDINGS—
—DORAL FINANCIAL SHAREHOLDERS MEETING TO APPROVE DORAL HOLDINGS
TRANSACTION SCHEDULED FOR JULY 17, 2007—
— DORAL HOLDINGS TRANSACTION WOULD SUCCESSFULLY RECAPITALIZE DORAL FINANCIAL—
SAN JUAN, Puerto Rico, June 25, 2007 — Doral Financial Corporation (DRL) (“Doral” or the “Company”) announced today that it has been notified by FBOP Corporation (“FBOP”) that after completion of its diligence process FBOP has decided that it will not proceed with its previously announced proposal to invest in Doral. FBOP, which is Doral’s second largest shareholder, also informed Doral that it currently plans to vote in favor of the proposed $610 million investment transaction between Doral and Doral Holdings Delaware, LLC (“Holdings”). In a letter to Doral, FBOP thanked Doral’s Board, management and employees for the assistance and cooperation given to FBOP throughout its diligence review.
As previously announced, the proposed investment transaction between Doral Financial and Holdings provides for the issuance to Holdings of $610 million in shares of common stock and would result in Holdings’ owning 90% of the Company’s outstanding shares. Holdings is a newly formed entity in which Bear Stearns Merchant Banking and other investors, including Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest.
Doral further announced that it is soliciting proxies from shareholders of record as of June 11, 2007 for its annual meeting of shareholders to be held on July 17, 2007, at which shareholders will be asked to approve, among other matters, the Holdings investment. FBOP, which is not an investor in Holdings, currently owns approximately 4.6% of the Company’s outstanding common shares. As previously announced, Doral Board members Edgar Cullman, Jr. and John Ernst and certain members of their families, who collectively own approximately 10.7% of the Company’s outstanding common shares, have agreed to vote in favor of the Holdings transaction (subject to customary conditions).
Dennis Buchert, Chairman of the Board of Doral Financial, stated, “We are now focusing our attention on obtaining the necessary shareholder approval of the Holdings investment, which is a critical component of Doral’s recapitalization process. The recapitalization of Doral will mean that the company is positioned to move forward with its efforts to build the potential of the franchise and, in turn, value for all shareholders and the communities Doral serves.”
Glen R. Wakeman, Chief Executive Officer of Doral, said, “Doral’s new management team has worked diligently to put in place a business strategy designed to grow Doral’s profitability over the long term. This involves transforming Doral into a community banking organization, providing our customers with state of the art products and services to meet their needs, and operating with strong controls and procedures. The anchor of our organization is Doral Bank, which is well capitalized from a regulatory perspective, and represents the engine with which we will build the Doral brand.”
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DORAL FINANCIAL ON JUNE 18, 2007 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement at the Internet worldwide website maintained by the Commission at http://www.sec.gov. In addition, documents filed by Doral Financial are available at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and security holders may call the Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of Doral Financial’s filings with the Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Olga.mayoral@doralfinancial.com
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications

Lucienne.Gigante@doralfinancial.com
FORWARD-LOOKING STATEMENTS
     Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Doral cautions readers that any forward-looking information is not a guarantee of future events or performance and that actual events and performance could differ materially from that contemplated by the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the transaction and the likelihood of satisfying the conditions thereto, and the future results of the Company following the recapitalization, if completed.
     The closing of the transaction is subject to a number of conditions. The following factors, among others, could cause actual events or results to differ from those set forth in the forward-looking statements: the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that final court approval of the litigation settlement or consummation of that settlement will not occur on a timely basis, the risk that the Company will not be able to obtain shareholder approval, the risk that the sale of the New York branches on the contemplated terms and the receipt of regulatory approvals for Doral Bank FSB to pay the contemplated dividend of certain proceeds will not occur on a timely basis, the risk that the necessary regulatory approvals for the transfer to Doral Bank Puerto Rico of the mortgage servicing rights from Doral Financial on the contemplated terms will not be received on a timely basis, the risk that, because of adverse events affecting Doral or its business or otherwise, that one or more conditions to obligations of Holdings to make its investment will not be obtained, the risk that one of more of the investors will fail to fund their investment in Holdings and thus prevent Holdings from consummating its investment in the Company, the risk that the transaction or uncertainties with respect thereto could adversely affect customer relationships or otherwise adversely affect the Company or its business. Additional factors that may affect future results are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the first quarter of 2007, which are available at the SEC’s web site at http://www.sec.gov.

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